UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2021, Farmers National Banc Corp. (the “Company”), Cortland Bancorp. (“Bancorp”), and FMNB Merger Subsidiary IV, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Bancorp will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity in the Merger. Promptly following the consummation of the Merger, it is expected that Merger Sub will be dissolved and liquidated and The Cortland Savings and Banking Company, the banking subsidiary of Bancorp (“Cortland Bank”) will merge with and into The Farmers National Bank of Canfield, the national banking subsidiary of the Company (“Farmers Bank”) (the “Bank Merger”). Farmers Bank will be the surviving bank in the Bank Merger (the “Surviving Bank”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share, without par value, of Bancorp (“Cortland Common Shares”) issued and outstanding immediately prior to the Effective Time (except for certain Cortland Common Shares held directly by Bancorp or the Company and Cortland Common Shares held by shareholders of Bancorp dissenting from the Merger (collectively, the “Excluded Cortland Common Shares”)) will be converted into the right to receive, without interest, $28.00 in cash (the “Cash Consideration”) or 1.75 common shares, without par value, of the Company (“Company Common Shares”) (the “Stock Consideration” and with the Cash Consideration, collectively, the “Merger Consideration”), provided, however, that the Merger Consideration is subject to the provisions of the Merger Agreement limiting the total Company Common Shares to be provided for converted Cortland Common Shares to the product of 0.75 and the number of Cortland Common Shares outstanding immediately prior to the Effective Time, excluding the Excluded Cortland Common Shares. All other Cortland Common Shares eligible to receive the Cash Consideration shall be converted into the Cash Consideration. Additionally (i) in the event that the Effective Time Book Value (as defined in, and calculated pursuant to, the Merger Agreement) of Bancorp falls below a specified threshold in the Merger Agreement at the Effective Time (the dollar amount of such shortfall, the “Shortfall”), the Cash Consideration payable with respect to each Cortland Common Share will be reduced by a per share amount determined by dividing the dollar amount of the Shortfall by the number of Cortland Common Shares outstanding immediately prior to the Effective Time that are eligible to receive the Cash Consideration; (ii) in the event that the Effective Time Book Value of Bancorp exceeds a specified threshold in the Merger Agreement at the Effective Time (the dollar amount of such excess, the “Excess Amount”), the Cash Consideration payable with respect to each Cortland Common Share will be increased by a per share amount determined by dividing the dollar amount of the Excess Amount by the number of Cortland Common Shares outstanding immediately prior to the Effective Time that are eligible to receive the Cash Consideration.

No fractional Company Common Shares will be issued in the Merger, and Bancorp’s shareholders will be entitled to receive cash in lieu of such fractional Company Common Shares. At the Effective Time, each outstanding restricted Cortland Common Share underlying a restricted stock award granted pursuant to Bancorp’s 2015 Omnibus Equity Plan will vest in full and be converted automatically into the right to receive the Merger Consideration.

The Merger Agreement provides that the Company has agreed to employ, immediately after the Effective Time, (i) James M. Gasior, the current President and Chief Executive Officer and a director of Bancorp and Cortland Bank, as the Senior Executive Vice President, Corporate Development Officer of the Company and the Surviving Bank, and (ii) Timothy Carney, the current Executive Vice President, Chief Operating Officer and Corporate Secretary of Bancorp and Cortland Bank, as the Senior Executive Vice President, Chief Banking Officer of the Company and the Surviving Bank, in each case, on the terms and conditions set forth in the respective term sheets that are included as Exhibit B to the Merger Agreement.

In addition, the Merger Agreement provides that the Company shall take such action necessary to, effective no later than promptly following the Effective Time, increase the number of directors of the Company’s board of directors by two and, promptly following the Effective Time, appoint one person who serves as a director of Bancorp immediately prior to the Effective Time as a Class III director of the Company, with a term expiring at the 2022 annual meeting of the Company’s shareholders, and appoint one person who serves as a director of Bancorp immediately prior to the Effective Time as a Class I director of the Company, with a term expiring at the 2023 annual meeting of the Company’s shareholders.

The Merger Agreement contains customary (a) representations and warranties of Bancorp, the Company and Merger Sub, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements and compliance with applicable laws, (b) covenants of Bancorp and the Company to conduct their respective businesses in the ordinary course until the Effective Time and (c) covenants of Bancorp and the Company not to take certain actions prior to the Effective Time. Bancorp also has agreed that neither it nor its representatives will (i) solicit proposals relating to alternative business combination transactions or, (ii) subject to certain exceptions, enter into discussions concerning, or furnish information in connection with, any proposals for alternative business combination transactions, or approve, endorse or recommend, or take other actions relating to, an alternative business combination transaction.

Consummation of the Merger is subject to certain conditions, including, among others: (a) the approval of the Merger by the shareholders of Bancorp; (b) the approval for listing on The NASDAQ Stock Market, subject to official notice of issuance, of the Company Common Shares to be issued in the Merger; (c) the effectiveness of the Registration Statement on Form S-4 to be filed by the Company with the Securities and Exchange Commission (the “SEC”) to register the Company Common Shares to be issued to the shareholders of Bancorp in the Merger; (d) the absence of any injunctions or other legal restraints preventing or rendering illegal the transactions contemplated by the Merger Agreement; (e) the receipt of regulatory and other governmental approvals required to consummate the Merger and the Bank Merger and the expiration of applicable waiting periods; (f) the accuracy of specified representations and warranties of each party; (g) the receipt by each party of an opinion from its legal counsel to the effect that the Merger will qualify as a “reorganization” for U.S. federal income tax purposes; and (h) the agreement of Mr. Gasior to serve Senior Executive Vice President and Corporate Development Officer of the Company and of Mr. Carney to serve as Senior Executive Vice President and Chief Banking Officer of the Company, in each case, as of immediately following the Effective Time. Subject to these conditions and the other conditions set forth in the Merger Agreement, the Merger is expected to close in the fourth quarter of 2021.

The Merger Agreement contains certain termination rights for each of Bancorp and the Company, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: (a) the mutual written consent of the Company and Bancorp authorized by the boards of directors of the Company and Bancorp; (b) a final, non-appealable denial of required regulatory approvals; (c) the Merger has not been completed on or before June 22, 2022 (the first anniversary of the date of the Merger Agreement); (d) a breach by the other party that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (e) the failure of the board of directors of Bancorp to recommend the Merger to its shareholders or a change in the recommendation by the board of directors of Bancorp; (f) a material breach of certain of the Company’s covenants; (g) the recommendation by the board of directors of Bancorp to Bancorp’s shareholders to tender (or the failure to recommend rejection of a tender or exchange offer) Cortland Common Shares in certain tender or exchange offers; or (h) the failure of the shareholders of Bancorp to approve the Merger by the requisite vote. If the Merger Agreement is terminated under certain conditions, Bancorp has agreed to pay to the Company a termination fee of $5,000,000.00.

In connection with the execution of the Merger Agreement, the directors and certain executive officers of Bancorp have entered into substantially identical voting agreements with the Company pursuant to which such directors and executive officers have agreed, among other things, to vote their respective Cortland Common Shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The form of voting agreement is included as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company, Bancorp or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Bancorp or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Bancorp.

Important Additional Information About the Merger.

In connection with the Merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Bancorp and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. The Merger Agreement should not be read alone, but should be read in conjunction with the other information regarding the Company, Bancorp, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4.

SHAREHOLDERS OF BANCORP AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BANCORP, THE MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE MERGER, AND THEIR INTERESTS IN THE MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4 (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://www.farmersbankgroup.com or may be obtained from the Company by written request to Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The respective directors and executive officers of the Company and Bancorp and other persons may be deemed to be participants in the solicitation of proxies from Bancorp shareholders with respect to the Merger. Information regarding the directors and executive officers of the Company is available in its proxy statement filed with the SEC on March 12, 2021 in connection with its 2021 Annual Meeting of Shareholders. Information regarding directors and executive officers of Bancorp is available on its website at www.cortlandbank.com. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus to be included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Safe Harbor Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not statements of historical fact, but rather statements based on the Company’s current expectations, beliefs and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, its intended results and future performance, the economy and other future conditions. Forward-looking statements are preceded by terms such as “will,” “would,” “should,” “could,” “may,” “expect,” “estimate,” “believe,” “anticipate,” “intend,” “plan” “project,” or variations of these words, or similar expressions.

Forward-looking statements are not a guarantee of future performance and actual future results could differ materially from those contained in forward-looking information. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Numerous uncertainties, risks, and changes could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate Bancorp and Cortland Bank in accordance with expectations; deviations from performance expectations related to Bancorp and Cortland Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Separation Policy and Change in Control Agreements

On June 22, 2021, the Company adopted a Third Amended Executive Separation Policy (the “Separation Policy”). The Company originally established an Executive Separation Policy effective November 7, 2013 (the “Original Effective Date”), which was amended and restated on June 23, 2015 and June 1, 2017. In connection with the adoption of the Separation Policy, the Company adopted new forms of change in control agreements for senior executive officers (the “Senior Executive Change in Control Agreement”) and other executive officers (the “Executive Change in Control Agreement”). The following summaries of the Separation Policy and the

Change in Control Agreements are not complete and are qualified in their entirety by the texts of the Separation Policy, the Senior Executive Change in Control Agreement, and Executive Change in Control Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Executive Separation Policy

The Executive Separation Policy applies to the Company’s Chief Executive Officer and President, Chief Financial Officer, Chief Banking Officer, Chief Credit Officer, Chief Operating Officer, Chief Retail and Marketing Officer, Chief Wealth Management Officer, Chief Human Resource Officer, Chief Information Officer, Chief Risk Officer, Corporate Development Officer, and such other executive officers comprising the Company’s senior management team as may be designated annually by the Board of Directors (collectively, the “Covered Executives”). As such, each of the Company’s executive officers, including all of the Company’s named executive officers (Kevin J. Helmick, Carl D. Culp, Timothy F. Shaffer, and Amber Wallace Soukenik) is a Covered Executive and a participant in the Executive Separation Policy.

In the event that a Covered Executive’s employment is terminated by the Company for Cause or by the Covered Executive without Good Reason (each as defined in the Separation Policy), then the Covered Executive would be entitled to receive (i) all earned but unpaid compensation for time worked through the date of termination; and (ii) any rights and benefits (if any) provided under plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (collectively, the “Accrued Obligations”).

If the Covered Executive’s employment is terminated by the Company without Cause or by the Covered Executive with Good Reason, then, in addition to the Accrued Obligations, the Covered Executive would be eligible to receive (i) (a) a lump sum equal to 36 months’ salary (for Mr. Helmick) or 24 months’ salary if the Chief Executive Officer was not employed by the Company on the Original Effective Date, (b) 18 months’ salary (for Mr. Culp, Mr. Shaffer and Ms. Soukenik), or (c) 12 months’ salary (for the Chief Human Resource Officer, Chief Information Officer, Chief Risk Officer); (ii) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (iii) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by (a) 36 (for Mr. Helmick) or 24 if the Chief Executive Officer was not employed by the Company on the Original Effective Date, (b) 18 (for Mr. Culp, Mr. Shaffer and Ms. Soukenik), or (c) 12 (for the Chief Human Resource Officer, Chief Information Officer, Chief Risk Officer); and (iv) (a) a lump sum payment in an amount not to exceed $10,000 (for Mr. Helmick) or (b) $7,500 (for all other Covered Executives other than Mr. Helmick) for reasonable outplacement services for up to one year by a firm selected by the Company.

In order to receive any payments pursuant to the Separation Policy (other than the Accrued Obligations), the Covered Executive would be required to execute a general release in favor of the Company and must also (i) comply with a non-competition covenant for 12 months; (ii)

comply with covenants prohibiting the solicitation of customers and employees for a period of time equal to the lesser of 24 months or the number of months of the Covered Executive’s base salary used as a multiplier described above; (iii) maintain the confidentiality of the Company’s proprietary and confidential information and (iv) comply with non-disparagement provisions. Failure to abide by these conditions requires the Covered Executive to return to the Company, within 10 days after request by the Company, any amounts the Company has paid to the Covered Executive under the Separation Policy (other than the Accrued Obligations).

In the event that a Covered Executive is terminated under circumstances that would entitle him or her to payment under a Change in Control Agreement, then the terms of the Change in Control Agreement will be controlling and the Covered Executive would not be entitled to benefits under the Separation Policy.

Change in Control Agreements

Pursuant to the Senior Executive Change in Control Agreement, in the event that a senior executive’s employment is terminated by the Company (other than for Cause) or by the executive (for Good Reason) during the six month period commencing prior to a Change in Control (all as defined in the Senior Executive Change in Control Agreement) or the 12 month period thereafter, the executive would be eligible to receive the benefits set forth in the Senior Executive Change in Control Agreement. Those benefits include (i) a payment in an amount equal to 24 months of the executive’s annual base salary; (ii) a lump sum amount equal to the average of the annual incentive bonus paid to the executive in the three years preceding termination; (iii) a pro rata incentive bonus of the year of termination or, if the executive’s termination occurred prior to the Change in Control, for the year in which the Change in Control occurred (assuming performance had been attained at the “target” level); (iv) a lump sum payment in an amount equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating multiplied by 24; and (v) a lump sum of $20,000 for outplacement services.

Pursuant to the Executive Change in Control Agreement, in the event that an executive’s employment is terminated by the Company (other than for Cause) or by the executive (for Good Reason) during the six month period commencing prior to a Change in Control (all as defined in the Executive Change in Control Agreement) or the 12 month period thereafter, the executive would be eligible to receive the benefits set forth in the Executive Change in Control Agreement. Those benefits include (i) a payment in an amount equal to the executive’s annual base salary; (ii) a lump sum amount equal to the average of the annual incentive bonus paid to the executive in the three years preceding termination; (iii) a pro rata incentive bonus of the year of termination or, if the executive’s termination occurred prior to the Change in Control, for the year in which the Change in Control occurred (assuming performance had been attained at the “target” level); and (iv) a lump sum payment in an amount equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating multiplied by 12.

Each of the Change in Control Agreements provides for a “cut-back” in the event of any excise tax under Section 280G of the Internal Revenue Code (the “Code”), such that the benefits payable to the executive would be reduced to $1.00 less than the amount that causes the payments to be treated as parachute payments under Section 280G of the Code; provided, however, that no reduction will occur if, on an after-tax basis in each case and taking into account all federal, state and local taxes (including any excise tax), the executive would receive a greater amount if no reduction had occurred, thus providing the “best net effect” to the executive.

In order to receive the benefits described above, the executive would be required to execute a general release in favor of the Company and must also (i) comply with covenants prohibiting the solicitation of customers and employees for a period of 24 months with regard to the Senior Executive Change in Control Agreement and 12 months with regard to the Executive Change in Control Agreement, (ii) maintain the confidentiality of the Company’s proprietary and confidential information and (iii) comply with non-disparagement provisions.

Item 8.01	Other Events.

On June 23, 2021, the Company and Bancorp issued a joint press release announcing the execution of the Merger Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. Also on June 23, 2021, Farmers first utilized an investor presentation relating to the Merger Agreement. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Farmers National Banc Corp., Cortland Bancorp, and FMNB Merger Subsidiary IV, LLC, dated as of June 22, 2021*

10.1	Third Amended and Restated Executive Separation Policy

10.2	Form of Senior Executive Change in Control Agreement

10.3	Form of Executive Change in Control Agreement

99.1	Joint Press Release, dated June 23, 2021

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(b)(2) of Regulation S-K, schedules and exhibits have been omitted from this filing. The registrant agrees to furnish the SEC on a supplemental basis a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: June 23, 2021